EXHIBIT 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of May 16, 2019 (the “Effective Date”), by and between INmune Bio Inc., a Nevada corporation (the “Company”) and David Moss (“Purchaser”).

WHEREAS, the Company and Purchaser entered into that certain Securities Purchase Agreement, dated May 6, 2019 (the “Agreement”) pursuant to which Company agreed to sell and Purchaser agreed to buy five thousand (5,000) shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $9.00 per share;

WHEREAS, the Company and Purchaser desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Agreement.

(a) Article 1 of the Agreement is hereby amended to read as follows:

“‘Per Share Purchase Price equals $10.71, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.”

2. Effect of Amendment. Except as modified and amended by this Amendment, the Agreement is hereby ratified, confirmed and approved, and shall continue in full force and effect.

3. General Provisions. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. This Amendment and the Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed in accordance with the terms of the Agreement as herein amended. If any provision hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and the Amendment shall be carried out as if any such invalid or unenforceable provision were not contained herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment and the Agreement (and any exhibits and schedules thereto and certificates delivered thereunder) set forth the entire understanding among the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof among the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

INMUNE BIO INC.

By:	/s/ Raymond J. Tesi
CEO
PURCHASER:

By:	/s/ David Moss
David Moss